Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

Separate Series of DireXion Funds

Name of Series

U.S./Short Fund
OTC Plus Fund
Dow 30SM Plus Fund
PSI Calendar Effects
Evolution Managed Bond Fund
Evolution All-Cap Equity Fund
Evolution Large Cap Fund
Evolution Small Cap Fund
Evolution Total Return Fund
Dynamic HY Bond Fund
HY Bear Fund
Spectrum High Yield Plus Fund
Spectrum Global Perspective Fund
Spectrum Equity Opportunity Fund
HCM Freedom Fund
Total Market Bull 2.5X Fund
Total Market Bear 2.5X Fund
S&P 500® Bull 2.5X Fund
S&P 500® Bear 2.5X Fund
NASDAQ-100® Bull 2.5X Fund
NASDAQ-100® Bear 2.5X Fund
Mid Cap Bull 2.5X Fund
Mid Cap Bear 2.5X Fund
Small Cap Bull 2.5X Fund
Small Cap Bear 2.5X Fund
Equity Income Bull 2.5X Fund
Equity Income Bear 2.5X Fund
Dollar Bull 2.5X Fund
Dollar Bear 2.5X Fund
Japan Bull 2X Fund
Japan Bear 2X Fund
Emerging Markets Bull 2X Fund
Emerging Markets Bear 2X Fund
Developed Markets Bull 2X Fund
Developed Markets Bear 2X Fund
Latin America Bull 2X Fund

Latin America Bear 2X Fund
Real Estate Bull 2X Fund
Real Estate Bear 2X Fund
Commodity Bull 2X Fund
Commodity Bear 2X Fund
Biotech Bull 2X Fund
Biotech Bear 2X Fund
Oil & Gas Bull 2X Fund
Oil & Gas Bear 2X Fund
Precious Metals Bull 2X Fund
Precious Metals Bear 2X Fund
Healthcare Bull 2X Fund
Healthcare Bear 2X Fund
Financial Bull 2X Fund
Financial Bear 2X Fund
10 Year Note Bull 2.5X Fund
10 Year Note Bear 2.5X Fund
U.S. Government Money Market Fund